Exhibit 10.1
SECOND AMENDMENT TO
ISABELLA BANK RELOCATION EXPENSE AGREEMENT

SECOND AMENDMENT dated as of January 8, 2021, to the Isabella Bank Relocation Expense Agreement dated effective as of July 13, 2020, as amended October 13, 2020 (the “Agreement”), by and between Neil M. McDonnell (the “Employee”) and Isabella Bank (together with any successors and affiliates, the “Bank”).

WHEREAS, the ability of the Employee to incur Eligible Expenses under the Agreement expires at midnight on January 11, 2021; and

WHEREAS, in accordance with Section 11 of the Agreement, the parties hereto desire to amend the Agreement on the terms set forth herein to extend the period during which Employee may incur Eligible Expenses and close on the purchase of a primary residence within commuting distance of the Bank’s headquarters in Mt. Pleasant, Michigan.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to Sections 2 and 4. Effective as of January 8, 2021, the references to “January 11, 2021” in Sections 2 and 4 of the Agreement are changed to “March 12, 2021”.

SECTION 2. Agreement; Terms. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof, and this Second Amendment shall not be deemed to waive or amend any provision of the Agreement except as expressly set forth herein. As used in the Agreement, the terms “this Agreement,” “herein,” “hereinafter,” “hereunder,” “hereto,” and words of similar import shall mean and refer to, from and after the date hereof, unless the context otherwise specifically requires, the Agreement as amended by this Second Amendment.

SECTION 3. Headings. Section headings in this Second Amendment are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

SECTION 4. Counterparts. This Second Amendment may be executed by the parties hereto in separate counterparts, and electronically by facsimile or PDF, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 5. Governing Law. This Second Amendment shall be construed in accordance with and governed by the laws of the State of Michigan (without regard to any rules or principles of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of Michigan).

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment to the Agreement as of the date first above written.

EMPLOYEE

/s/ Neil M. McDonnell
Neil M. McDonnell
Date: January 8, 2021

ISABELLA BANK

/s/ Jae A. Evans
Jae A. Evans, Chief Executive Officer
Date: January 8, 2021

[Signature Page to Second Amendment to Relocation Expense Agreement]
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